Exhibit 99.1

FOR IMMEDIATE RELEASE

Hill International to be Acquired by Global Infrastructure Solutions Inc. for $2.85 Per Share

PHILADELPHIA, PA and NEW YORK, NY – August 16, 2022 – Hill International, Inc. (NYSE:HIL) (“Hill” or the “Company”), delivering the infrastructure of change, announced today it has entered into a definitive merger agreement with Global Infrastructure Solutions Inc. (GISI), the largest privately owned construction manager in the commercial building, industrial and healthcare markets, and a leading project/construction manager in the environmental and public infrastructure sectors.

Under the terms of the merger agreement, GISI will commence an all-cash tender offer to acquire 100% of the issued and outstanding shares of Hill for $2.85 in cash per share, representing a premium of 62.8% to Hill’s closing share price on August 16, 2022. Following the successful completion of the tender offer, GISI will acquire all remaining shares not tendered in the tender offer through a second-step merger at the same price, making Hill a privately held company under the GISI banner. The transaction values Hill International share capital at $173 million.

Hill International CEO Raouf Ghali said of the decision to join GISI: “Since our founding in 1976, Hill has grown into an industry-leading program, project, and construction management company. By joining the GISI family of companies, Hill will be well-positioned to continue to take advantage of the opportunities the industry offers while concurrently enhancing the quality of our client services thanks to GISI’s focus on long-term success.”

“We are confident this decision aligns with Hill’s mission and brings value to our clients, our professionals, and our investors,” Ghali added. ”And I would personally like to thank our Board of Directors for their confidence and support in our management team during my tenure as CEO of our company.”

GISI President and Chief Executive Officer Rick Newman stated: “Hill International has been a leader in the program, project, and construction management space for nearly 50 years, delivering infrastructure projects from New York City to Abu Dhabi and everywhere in between. Their uniqueness as a for-fee-only management firm, combined with their technical and managerial expertise, makes the company a welcome addition to the GISI family. We’re excited to bring aboard Raouf and the entire Hill team.”

The transaction was unanimously approved by Hill’s Board of Directors.

The transaction is expected to close in the fourth quarter of 2022, subject to satisfaction of certain conditions, including the tender of shares representing at least a majority of the total number of Hill’s outstanding shares, receipt of required antitrust clearance, and other customary conditions. Engine Capital, which holds approximately 10% of the common shares outstanding, has agreed to tender their shares in the offering. Closing of the transaction is not subject to a financing condition. The merger agreement contemplates that the parties may elect to effectuate the transaction as a one-step merger, in which case Hill would seek stockholder approval of the transaction, instead of as a tender offer followed by a second-step merger. Upon completion of the transaction, Hill’s shares will no longer trade on the New York Stock Exchange.

Hill was assisted on the transaction by financial advisor Houlihan Lokey and legal advisor Duane Morris LLP. GISI was assisted on the transaction by financial advisor UBS Investment Bank and legal advisor Cooley LLP.

About Hill International

Hill International, with more than 3,200 professionals in over 100 offices worldwide, provides program management, project management, construction management, project management oversight, construction claims, dispute resolution, advisory, facilities management, and other consulting services to clients in a variety of market sectors. Engineering News-Record magazine recently ranked Hill as one of the largest construction management firms in the United States. For more information on Hill, please visit our website at www.hillintl.com.

About Global Infrastructure Solutions Inc. (GISI)

GISI provides the resources its partner firms may require to gain the competitive advantage for success. Today, GISI is the largest privately owned construction manager in the commercial building, industrial and healthcare markets, and a leading project/construction manager in the environmental and public infrastructure sectors. Through the dedicated efforts of our more than 8,500 employees, we generate annual revenue of approximately US$11 billion, and enjoy project backlog of more than US$23 billion. Our employee shareholders are invested in contributing to, and benefitting from, our continued growth and strong results. Learn more at www.GISI.com.

Additional Information About the Transaction and Where to Find It

The tender offer for shares of common stock of Hill International, Inc. (“Hill”) described in this communication (the “Offer”) has not yet commenced. This communication is for informational purposes only and is neither a recommendation, nor an offer to purchase nor a solicitation of an offer to sell any shares of the common stock of Hill or any other securities. On the commencement date of the Offer, a tender offer statement on Schedule TO, including an offer to purchase, a letter of transmittal and related documents, will be filed with the U.S. Securities and Exchange Commission (“SEC”) by Global Infrastructure Solutions Inc. (“GISI”) and Liberty Acquisition Sub, Inc. (“Merger Sub”), and a Solicitation/Recommendation Statement on Schedule 14D-9 will be filed with the SEC by Hill. The offer to purchase shares of Hill common stock will only be made pursuant to the Offer to Purchase, the letter of transmittal and related documents filed as a part of the Schedule TO. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ BOTH THE TENDER OFFER STATEMENT AND THE SOLICITATION/RECOMMENDATION STATEMENT REGARDING THE OFFER, AS THEY MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT INVESTORS AND SECURITY HOLDERS SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR COMMON STOCK, INCLUDING THE TERMS AND CONDITIONS OF THE TENDER OFFER. Investors and security holders may obtain a free copy of these statements (when available) and other documents filed with the SEC at the website maintained by the SEC at www.sec.gov or by directing such requests to the Information Agent for the Offer, which will be named in the tender offer statement. Investors may also obtain, at no charge, the documents filed or furnished to the SEC by Hill under the “Investors/SEC Filings” section of Hill’s website at www.hillintl.com.

Forward Looking Statements

Certain statements contained herein may be considered "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, and it is our intent that any such statements be protected by the safe harbor created thereby. When used herein, the words “will”, “would”, “may,” “could,” “position,” “plan,” “potential,” “designed,” “continue,” “anticipate,” “believe,” “expect,” “estimate,” “project,” and “intend” and words or phrases of similar import, as they relate to the offer or Hill or its subsidiaries or Hill’s or GISI’s management, are intended to identify forward-looking statements. Such statements reflect known and unknown risks, uncertainties, and assumptions related to certain factors including, without limitation, changes in facts and circumstances and other risks, uncertainties and assumptions concerning the offer and the subsequent merger, including whether the offer and the subsequent merger will close, the timing of the closing of the offer and subsequent merger, strategic and other potential benefits of the transactions, the ability of the parties to satisfy the various conditions to the consummation of the offer or the subsequent merger, including the outcome of the regulatory reviews of the proposed transaction, the percentage of outstanding shares that will be tendered in the offer, the ability of the parties to complete the proposed transactions, the ability of the parties to meet other closing conditions, the potential effects of the proposed transactions, the outcome of legal proceedings (if any) that may be instituted against Hill, GISI (or any of its affiliates) and/or others related to the proposed transactions, unexpected costs or unexpected liabilities that may result from the proposed transactions, whether or not consummated, the possibility that competing offers will be made, the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement, including in circumstances which would require Hill to pay a termination fee or other expenses, effects of disruption from the announcement or pendency of the transactions making it more difficult to maintain relationships with employees, customers, suppliers, and other business partners, and risks related to diverting management's attention from Hill’s ongoing business operations, and other general risks facing Hill’s business and operations, including with respect to regulatory submissions, competitive factors, general economic conditions, customer relations, relationships with vendors, governmental regulation and supervision, seasonality, distribution networks, product introductions and acceptance, technological change, changes in industry practices, onetime events and other factors described herein including the impact of the coronavirus COVID-19 pandemic on our operations and financial results, and those risk factors and other cautionary statements in Hill’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and other filings with the U.S. Securities and Exchange Commission (the “SEC”). Hill may update risk factors from time to time in its filings with the SEC, available on the SEC’s website at www.sec.gov. Based upon changing conditions, should any one or more of these risks or uncertainties materialize, or should any underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected, or intended. Consequently, no forward-looking statements can be guaranteed. Actual results may vary materially. You are cautioned not to place undue reliance on any forward-looking statements. You should also understand that it is not possible to predict or identify all such factors and as such should not consider the preceding list or the risk factors to be a complete list of all potential risks and uncertainties. All such forward-looking statements speak only as of the date they are made. None of Hill, GISI or any of their affiliates undertakes any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments, subsequent events, circumstances or otherwise, except as may be required by any applicable securities laws.

Hill International, Inc.
Elizabeth J. Zipf, LEED AP BD+C
Senior Vice President
(215) 309-7707
elizabethzipf@hillintl.com

The Equity Group, Inc.
Devin Sullivan
Senior Vice President
(212) 836-9608
dsullivan@equityny.com

Global Infrastructure Solutions Inc.
Media
Gary Sharpe
Sharpe Capital Communications
(301) 367-2935
gss@sharpecapitalcom.com

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